Exhibit 99.(m)(1)


            AMENDED AND RESTATED MASTER DISTRIBUTION PLAN PURSUANT TO
                          RULE 12B-1 FOR CLASS A SHARES

         WHEREAS, HSBC Investor Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets (a "portfolio"); and

         WHEREAS, the Trust employs HSBC Investments (USA) Inc. (the "Adviser") to render investment management services with respect to such separate investment portfolios (the "Funds") as the Trustees shall establish and designate from time to time and to render certain management and administrative services necessary for the operation of the Trust pursuant to the terms of an Administration Agreement; and

         WHEREAS, each Fund issues Class A shares; and

         WHEREAS, the Trust employs BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services (the "Distributor"; references herein to the Distributor shall be deemed to include any person that succeeds to or replaces BISYS as distributor of the Funds' shares) to distribute the shares of each Fund pursuant to the terms of a Distribution Agreement; and

         WHEREAS, the Trust reimburses the Distributor for (1) expenses incurred in connection with advertising and marketing the Class A shares of the Funds (the "Shares") and (2) payments to broker-dealers or other financial intermediaries ("Financial Organizations") for services rendered in the distribution of the Shares and for the provision of certain shareholder services with respect to the Shares; and

         WHEREAS, the Board of Trustees of the Trust has determined to amend the Trust's previously approved Master Distribution Plan and readopt it as the Amended and Restated Master Distribution Plan Pursuant to Rule 12b-1 for Class A Shares (the "Plan") and has determined that there is a reasonable likelihood that the Plan will benefit the Trust and the Class A shareholders of the Funds.

         NOW THEREFORE, the Trust hereby adopts the Plan as amended and restated on March ____, 2007 on the following terms and conditions:

         1. The Plan shall pertain to Class A shares of such Funds as shall be designated from time to time by the Trustees of the Trust in Schedule A to the Plan.

         2. The Trust will reimburse the Distributor for costs and expenses incurred in connection with the distribution and marketing of the Shares and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising; (ii) expenses of sales employees or agents of the Distributor who engage in or support distribution of Shares, including salary, commissions, travel and related expense; (iii) payments to broker-dealers and financial institutions for services in connection with the provision of personal services and shareholder account maintenance services and the distribution of Shares, including fees calculated with reference to the average daily net asset value of the Shares held by shareholders who have a brokerage or other service relationship with the broker-dealer or institution receiving such fees; (iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in registering the Shares in the states in which they are to be sold); and (v) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Shares.

         The Distributor will be reimbursed for such costs, expenses or payments on a monthly basis, subject to an annual limit of the average daily net assets of the Shares of each Fund as shall be set forth in Schedule A to the Plan. Payments made out of or charged against the assets of the Shares of a Fund must be in reimbursement for distribution services rendered for or on behalf of the Shares of the Fund or for personal services or shareholder account maintenance services rendered to holders of the Shares.

         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services, the Distributor may pay Financial Organizations a fee at an annual rate up to 0.25% of the average daily net assets attributable to the Shares of a Fund for its then-current fiscal year, and be reimbursed therefore under the terms of this Plan. Such 0.25% limit is referred to as a "service fee" as defined in the applicable rules of the NASD

         4. The Plan shall not take effect with respect to Shares of a Fund until it has been approved by a vote of at least a majority (as defined in the Act) of the Shares of that Fund. With respect to the submission of the Plan for such a vote, it shall have been effectively approved with respect to the Shares of a Fund if a majority of the Shares of each Fund votes for approval of the Plan, notwithstanding that the matter has not been approved by a majority of the outstanding voting securities of the Trust.

         The Plan shall take effect with respect to Shares of any other Fund established in the Trust provided the Plan is approved with respect to such Fund as set forth in this paragraph and provided the Trustees have approved the addition of a Fund to Schedule A of the Plan as set forth in paragraph 1.

         5. The Plan shall not take effect with respect to Shares of a Fund until it has been approved, together with any related Agreements and amendments to Schedule A, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreements.

         6. The Plan shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 5.

         7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any related agreement shall provide to the Trust's Board of

Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         8. Any agreement related to the Plan shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Fund at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Fund, on not more than 60 days' written notice to any other party to the agreement, and (b)
that  such  agreement  shall  terminate   automatically  in  the  event  of  its
assignment.

         9. The Plan may be terminated at any time, without payment of any penalty, with respect to each Fund, by vote of a majority of the Trustees or by vote of a majority of the Shares of that Fund.

         10. The Plan may be amended at any time by the Board of Trustees provided that (a) any amendment to increase materially the costs which a Fund may bear for distribution of Shares pursuant to the Plan shall be effective only upon approval by a vote of a majority of the Shares of the Fund and (b) any material amendments of the terms of the Plan shall become effective only upon approval as provided in paragraph 5 hereof.

         11. While the Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         12. The Trust shall preserve copies of the Plan and any related agreements and all reports made pursuant to paragraph 7 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

                                   SCHEDULE A
                                   ----------

MONEY MARKET FUNDS                                                       ANNUAL LIMIT
------------------                                                       ------------

HSBC Investor California Tax-Free Money Market Fund                             0.25%
HSBC Investor Cash Management Fund                                              0.25%
HSBC Investor Money Market Fund                                                 0.25%
HSBC Investor New York tax-Free Money Market Fund                               0.25%
HSBC Investor Tax-Free Money Market Fund                                        0.25%
HSBC Investor U.S. Government Money Market Fund                                 0.25%
HSBC Investor U.S. Treasury Money Market Fund                                   0.25%


NON-MONEY MARKET FUNDS                                                   ANNUAL LIMIT
----------------------                                                   ------------

HSBC Investor Core Fixed Income Fund                                            0.25%
HSBC Investor Core Plus Fixed Income Fund                                       0.25%
HSBC Investor Global Emerging Markets Fixed Income Fund                         0.25%
HSBC Investor Global Fixed Income Fund (U.S. Dollar Hedged)                     0.25%
HSBC Investor Global Fixed Income Fund                                          0.25%
HSBC Investor Principal Guaranteed Fund 2012                                    0.25%
HSBC Investor High Yield Fixed Income Fund                                      0.25%
HSBC Investor Intermediate Duration Fixed Income Fund                           0.25%
HSBC Investor New York Tax-Free Bond Fund                                       0.25%
HSBC Investor Short Duration Fixed Income Fund                                  0.25%
HSBC Investor Growth Fund                                                       0.25%
HSBC Investor Growth and Income Fund                                            0.25%
HSBC Investor Mid-Cap Fund                                                      0.25%
HSBC Investor Opportunity Fund                                                  0.25%
HSBC Investor Overseas Equity Fund                                              0.25%
HSBC Investor Value Fund                                                        0.25%


LIFELINE FUNDS                                                           ANNUAL LIMIT
--------------                                                           ------------

HSBC Investor Aggressive Growth Strategy Fund                                   0.25%
HSBC Investor Growth Strategy Fund                                              0.25%
HSBC Investor Moderate Growth Strategy Fund                                     0.25%
HSBC Investor Conservative Growth Strategy Fund                                 0.25%
HSBC Investor Conservative Income Strategy Fund                                 0.25%

                                       A-1